Exhibit 3.239

LIMITED LIABILITY COMP ANY AGREEMENT OF ROWAN SERVICES LLC THIS LIMITED LIABILITY COMPANY AGREEMENT of Rowan Services LLC (the "Company") is made and entered into effective for all purposes as of this ~day of October, 2009, by Rowan Drilling (Gibraltar) Limited (the "Member"), as the sole Member of the Company. WHEREAS, the Member formed the Company as a single-member limited liability company, pursuant to a Certificate of Formation filed on September 30, 2009, with the Office of the Secretary of State of the State of Delaware, for the purpose of providing payroll and other services to employees who are citizens or residents of the United States of America and working abroad. NOW, THEREFORE, in consideration of the foregoing it is agreed as follows: SECTION 1 DEFINITIONS Capitalized words and phrases used in this Limited Liability Company Agreement have the following meanings: "Act" means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law). "Affiliate" means, when used with reference to a specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with the specified Person. "Agreement" means this Limited Liability Company Agreement of Rowan Services LLC, as amended from time to time, which shall constitute the limited liability company agreement of the Company for all purposes of the Act. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires. "Certificate" means the Certificate of Formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires. "Company" means the limited liability company, known as Rowan Services LLC, fom1ed pursuant to this Agreement and the Certificate of Formation. 1 0.02

"Indemnified Person" means the Member, any officer of the Company appointed by the Member, and any Affiliate which performs services for the benefit of the Company, each of their respective partners, officers, directors, shareholders, members or employees and such other Persons as the Member may designate from time to time, in its sole and absolute discretion. "Liquidator" means the Member or such other Person appointed by the Member acting in the capacity of liquidating trustee of the Company. "Member" means Rowan Drilling (Gibraltar) Limited, a Gibraltar limited company, or any Person who is admitted as a Member pursuant to the tenns of this Agreement and shall have the same meaning as the term "member" under the Act, but shall not include any Person who has ceased to be a Member of the Company. "Membership Interest" means the Member's share of the profits and losses of the Company and the Member's right to receive distributions of the Company's assets pursuant to the Act and this Agreement. "Membership Units" means the limited liability company units representing the Membership Interest of the Member in the Company pursuant to Section 7 .1. "Officer" means an officer of the Company appointed or elected pursuant to Section 6.2. "Person" means any natural person, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, custodian, nominee or any other individual or entity in its own or any representative capacity. "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property. 2.1 Name. SECTION 2 THE COMPANY The name of the Company is Rowan Services LLC, and all business of the Company shall be conducted in such name or in such other name as the Member may designate. 2.2 Purpose; Powers. (a) The purpose of the Company is to engage in any and all activities and exercise any power pem1itted to limited liability companies under the laws of the State of Delaware. (b) The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.2. 2 0.02

2.3 Authorized Person; Principal Place of Business; Agent/or Service of Process. (a) Pursuant to Section 18-204 of the Act, the Member, any director of the Member, and any other Person designated by the Member shall be authorized persons of the Company from and after the date of filing of the Certificates for purposes of executing all certificates required to be filed with the Secretary of State. (b) The principal place of business of the Company shall be located at such place as is determined by the Member. ( c) The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company or any successor as appointed by the Member in accordance with the Act. The address for the registered agent shall initially be: Corporation Trust Center 1209 Orange Street, in the City of Wilmington Delaware 19801 (d) The initial registered office of the Company in the State of Delaware is: c/o The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801 The Company may maintain other offices, as determined by the Member. 2.4 Term. In accordance with the Act, the tenn of the Company commenced on September 30, 2009, the original date of fonnation of the Company in the State of Delaware. The Member intends that the existence of the Company shall continue until the winding up and liquidation of the Company and the completion of its business following a Dissolution Event, as provided in Section 8.1 hereof. 2.5 Title to Property. All Property owned by the Company shall be owned by the Company as an entity, and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. SECTION 3 CAPITAL CONTRIBUTIONS AND OTHER MATTERS 3.1 Capital Contributions. The Company shall be capitalized pursuant to an initial capital contribution by the Member of $100.00. In consideration of this initial capital contribution, the Member has 3 0.02 received 100% of the Membership Interests in the Company. The Member may, but shall not be required to, make subsequent capital contributions to the Company. 3.2 Other Matters. (a) The Member shall not be liable for the debts or any other obligations of the Company, nor shall the Member be required to guarantee any debts, liabilities, contracts or obligations of the Company. (b) The Member shall not be required to lend any funds to the Company. SECTION 4 PROFIT, LOSS, INCOME AND DEDUCTIONS 4.1 Classification of the Company for U.S. Income Tax Purposes. Notwithstanding anything contained herein to the contrary, for United States Federal, state and local income tax purposes the Member shall be entitled and required by applicable laws to take into account in the calculation of its U.S. Federal, state and local taxable income and income tax liability one hundred percent (100%) of the income, gains, losses, deductions and credits of the Company. 4.2 Determination of Profit and Loss. The profit and loss of the Company shall be determined in accordance with the accounting methods followed for federal income tax purposes and otherwise in accordance with sound accounting principles and procedures applied in a consistent manner. An accounting shall be made for each taxable year by the accountants employed by the Company as soon as possible after the close of each such taxable year to determine the profit or loss of the Company. 43 Allocation and Distribution of Profits, Losses, Income and Deductions. The profits, losses, income and deductions of the Company shall be allocated to the Member ratably in accordance with its proportionate interest. Distributions to the Member may be made from time to time in its discretion. SECTION 5 ADMISSION OF ADDITIONAL MEMBERS 5.1 Admission of Additional Members. The Member may admit additional members to the Company as it deems appropriate in its sole discretion. In the event the Member determines to admit additional members to the Company, such additional members shall be bound by this Agreement, any of the provisions of which may be amended or modified to take into account such additional members as agreed by the Member and the additional members. 4 0.02

6.1 SECTION6 MANAGEMENT AND INDEMNIFICATION Management by the Member The Member shall manage the Company and shall have the right to vote, in its capacity as Manager, upon all matters upon which Managers have the right to vote under the Act or under this Agreement. The Member need not identify whether it is acting in its capacity as Member or Manager when it acts. 6.2 Officers and Agents of the Company The Member may authorize any individuals or entities to take action on behalf of the Company, as the Member deems appropriate. The Member may appoint officers of the Company who, to the extent provided by the Member, may have and may exercise all the powers and authorities of the Member in the conduct of the business and affairs of the Company. The officers of the Company may consist of a President, one or more Vice Presidents, a Treasurer, a Secretary, or other officers or agents as may be elected or appointed by the Member. The Member may provide rules for the appointment, removal, supervision and compensation of such officers, the scope of their authority, and any other matters relevant to the positions. The officers shall act in the name of the Company and shall supervise its operation, within the scope of their authority, under the direction and management of the Member. Any action taken by a duly authorized officer, pursuant to authority granted by the Member in accordance with this Agreement, shall constitute the act of and serve to bind the Company, and the Member hereby agrees neither to dispute such action nor the obligation of the Company created thereby. 6.3 Meetings of the Member No regular, annual, special or other meetings of the Member are required to be held. Any action that may be taken at a meeting may be taken without a meeting by written consent in accordance with the Act. Meetings of the Member, for any purpose or purposes, may be called at any time by the Member, or by the President of the Company, if any. The Member may designate any place as the place of meeting for any meeting of the Member. If no designation is made, the place of meeting shall be the principal place of business of the Company. 6.4 Indemnification. The Company shall defend, indemnify, and save harmless each Indemnified Person for all loss, liability, damage, cost, or expense (including reasonable attorneys' fees) incuned by reason of any demands, claims, suits, actions, or proceedings arising out of (a) the Inde1m1ified Person's relationship to the Company or (b) such Indemnified Person's capacity as an officer, except for such loss, liability, damage, cost, or expense as arises out of the theft, fraud, willful misconduct, or gross negligence by such Indemnified Person. Expenses incuned in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, and not less often than monthly upon receipt of an 5 0.02 undertaking by and on behalf of the Indemnified Person to repay such amount if it shall be ultimately detem1ined that he or she is not entitled to be indemnified by the Company. 7.1 SECTION7 MEMBERSHIP UNITS Membership Units. The Membership Interests in the Company shall be and are hereby divided into one hundred (100) uncertificated Membership Units, which shall be and are hereby issued to the Member. Membership Units shall be personal property for all purposes. 7.2 Pledge of Membership Units. Notwithstanding any provision herein to the contrary, the Member may pledge its Membership Units in the Company to secure obligations of the Member and/or obligations of the Company. 8.1 SECTIONS DISSOLUTION AND WINDING UP Dissolution Events. The Company shall be dissolved and its affairs wound up upon the happening of any of the following: (a) the decision by the Member to dissolve; (b) the occurrence of an event that makes it unlawful for the Company's business to be continued; or ( c) the entry by a court of competent jurisdiction of a decree of judicial dissolution. 8.2 Winding Up. Upon dissolution under Section 8.1, no further business shall be conducted by the Company except for the taking of such action as shall be necessary for the winding-up of the affairs of the Company and the distribution of its assets to the Member pursuant to the provisions hereof, and thereupon the Member or such other person appointed by the Member shall act as the Liquidator of the Company within the meaning of the Act and immediately proceed to wind up and tenninate the business and affairs of the Company. 6 0.02

8.3 Sale of Company Assets. Upon dissolution, the Liquidator shall sell such of the Company assets as it deems necessary or appropriate. In lieu of the sale of any or all of the Company Property, the Liquidator may convey, distribute and assign all or any part of Company Property to the Member in such fom1 of ownership as shall be detem1ined by the Liquidator to be applicable to the jurisdiction where the Property is located. A full accounting shall be made of the accounts of the Company and of the Company's assets, liabilities and income, from the date of the last accounting to the date of such dissolution. 8.4 Distribution of Assets. The Liquidator shall apply the remaining Company assets, in the following order of priority: (a) first, to the payment and discharge of, or the making ofreasonable provisions for, all of the Company's debts and liabilities to Persons other than the Member, including contingent, conditional and unmatured liabilities of the Company, and the expenses of dissolution and winding-up, in the order of priority as provided by law, including the establishment of a reserve fund for contingent, conditional and unmatured claims as deemed necessary and reasonable by the Liquidator; (b) second, to the payment and discharge of, or the making of reasonable provisions for, all of the Company's debts and liabilities to the Member; and 9.1 ( c) third, all remaining assets to the Member. SECTION9 MISCELLANEOUS Variation of Terms. All tenns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require. 9.2 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder. 9.3 Waiver. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party entitled to the benefit thereof. 7 0.02

9.4 Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the Member and its successors and assigns. 9.5 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies. 9.6 Section Headings. Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions. 8 0.02

IN WITNESS WHEREOF, the undersigned party has executed and entered into this Operating Agreement of the Company effective as of the day first above set forth. ROWAN DRILLING (GIBRALTAR) LIMITED Sole Member By: 9 Name: William Howard Wells Title: Director 0.02